UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2007

Harris Interactive Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27577	16-1538028
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

135 Corporate Woods, Rochester , New York		14623
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-272-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2007, Harris Interactive Inc. (the "Company") established a pre-arranged plan (the "Plan") with Piper Jaffray & Co. to repurchase shares of the common stock, par value $0.001 per share, of the Company (the "Common Stock") in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 ("Rule 10b5-1") as part of the Company’s existing share repurchase program (the "Program"). The Plan provides that the Company may repurchase shares of Common Stock under the Plan commencing on March 12, 2007 and continuing through the earlier of May 8, 2007 or the completion of an aggregate of approximately $21.8 million of Common Stock purchases under the Plan. Subject to conditions specified in the Plan, the Company will purchase, in regular way trading on the NASDAQ, 100% of the maximum daily volume limitation as calculated in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 if the price per share is $6.00 or lower. A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Rule 10b5-1 permits the establishment of a written plan to repurchase a specified number of shares over a set period of time. The plan must be entered into in good faith at a time when the Company is not in possession of material non-public information. Subsequent receipt by the Company of material, non-public information will not prevent transactions under the plan from being executed. Except as may be required by law, the Company does not undertake to report modifications, terminations, transactions or other activities under the plan referred to above.

Item 7.01 Regulation FD Disclosure.

Through March 9, 2007, the Company had repurchased approximately 6.1 million shares of its common stock through the Program, at an average price per share of $5.40. The Program has a remaining capacity of approximately $21.8 million. The Company expects to use the full capacity of the Program, through purchases in the open market or private transactions, in accordance with applicable laws and regulations, prior to the Program’s expiration on December 31, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 - Harris Interactive Inc. Share Repurchase Program 10b5-1 Plan Document, dated as of March 9, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harris Interactive Inc.

March 12, 2007	By:	Ronald E. Salluzzo

Name: Ronald E. Salluzzo
Title: Chief Financial Officer and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Harris Interactive Inc. Share Repurchase Program 10b5-1 Plan Document, dated as of March 9, 2007